 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017

Hamilton Lane Incorporated
(Exact Name of Registrant as Specified in its charter)

Delaware	001-38021	26-2482738
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Presidential Blvd., 4th Floor Bala Cynwyd, PA	19004
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: (610) 934-2222

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on May 26, 2017 (the “Effective Date”), the Board of Directors (the “Board”) of Hamilton Lane Incorporated (the “Company”) increased the size of the Board to six directors and unanimously elected Leslie F. Varon and David J. Berkman as directors of the Company to fill the resulting vacancies. The Board determined that Mr. Berkman and Ms. Varon are independent directors under applicable Securities and Exchange Commission and NASDAQ rules. Mr. Berkman was elected as a Class I director with an initial term expiring at the Company’s 2017 Annual Meeting of Stockholders. He also was appointed as a member of the Company’s Audit Committee. Ms. Varon was elected as a Class II director with an initial term expiring at the Company’s 2018 Annual Meeting of Stockholders. Ms. Varon also was appointed to replace Erik Hirsch as a member of the Company’s Audit Committee. She has been named the Chair of the Audit Committee as of the Effective Date.

The Company is currently a party to a Stockholders Agreement with certain significant outside investors, members of management and significant employee stockholders pursuant to which HLA Investments, LLC (“HLAI”) has the right to nominate to the Board the Company’s directors. HLAI designated Mr. Berkman and Ms. Varon as directors.

There is no arrangement or understanding between Mr. Berkman or Ms. Varon and any other persons or entities pursuant to which either of them was elected as a director, nor are there any transactions between the Company and either of them that would require disclosure under Item 404(a) of Regulation S-K. Mr. Berkman and Ms. Varon are expected to enter into the Company’s standard form of indemnification agreement, which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 declared effective on February 28, 2017.

Mr. Berkman, Ms. Varon and our third independent director, O. Griffith Sexton, will each receive an annual retainer of $125,000, in the form of cash, time-based restricted stock awarded under the Hamilton Lane Incorporated 2017 Equity Incentive Plan or a combination of both. Ms. Varon will receive an additional $15,000 annual cash retainer for her service as Chair of the Audit Committee. The Company will reimburse each independent director for expenses incurred by them for Board meeting attendance.

A copy of the press release announcing the appointment of Mr. Berkman and Ms. Varon to the Company’s Board is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Hamilton Lane Incorporated dated May 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMILTON LANE INCORPORATED

Date: May 30, 2017

	By:	/s/ Lydia A. Gavalis
		Name:	Lydia A. Gavalis
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Hamilton Lane Incorporated dated May 30, 2017.